Exhibit 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at April 27, 2012	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 13

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Southern National Bancorp of Virginia, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by Sonabank (a wholly owned subsidiary of Southern National Bancorp of Virginia, Inc.) related to the acquisition of certain assets and liabilities of HarVest Bank of Maryland pursuant to the Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation dated April 27, 2012.  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Sonabank (a wholly owned subsidiary of Southern National Bancorp of Virginia, Inc.) pursuant to the Purchase and Assumption Agreement dated April 27, 2012, is fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
McLean, Virginia
July 13, 2012

Statement of Assets Acquired and Liabilities Assumed by Sonabank
( in thousands)

April 27, 2012
Assets
Cash and cash equivalents	$21,704
Consideration due from the FDIC	25,553
Investment securities	38,379
Loans	64,966
Loans held for sale	7,568
Federal Home Loan Bank stock	1,167
Other real estate owned	750
Core deposit intangible	179
Other assets	576
Total assets acquired	$160,842

Liabilities
Noninterest-bearing deposits	9,860
Interest-bearing deposits	130,624
Total deposits	140,484
FHLB advances	16,738
Other liabilities	136
Total liabilities	$157,358

Net assets acquired	$3,484

The accompanying notes are an integral part of this statement.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Southern National Bancorp of Virginia, Inc. (“SNBV”) is a corporation formed on July 28, 2004 under the laws of the Commonwealth of Virginia and is the holding company for Sonabank (“Sonabank”) a Virginia state chartered bank which commenced operations on April 14, 2005.

As described in Note 2, on April 27, 2012, Sonabank acquired certain assets and assumed certain liabilities of the former HarVest Bank of Maryland (“HarVest”) in an FDIC-assisted transaction (the “Acquisition”).  The acquisition of substantially all of the net assets of HarVest constitutes a business acquisition as defined by the Business Combinations topic (ASC 805).  The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquirer. Accordingly, the acquired assets, including the core deposit intangible, and the assumed liabilities in the Acquisition were measured and recorded at the estimated fair value at the April 27, 2012 acquisition date.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability.  In some cases, the estimation of fair values requires management to make estimates about discount rates; future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

Assets and liabilities measured at fair value in connection with the purchase acquisition are summarized below:

		Fair Value Measurements Using
			Significant
		Quoted Prices in	Other	Significant
		Active Markets for	Observable	Unobservable
	Total at	Identical Assets	Inputs	Inputs
(dollars in thousands)	April 27, 2012	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Available for sale securities	$11,318	$-	$11,318	$-
Loans held for sale	7,568	-		7,568
Investment securities, held to maturity	27,061	-	27,061	-
Loans
Commercial & industrial	8,257	-	-	8,257
Commercial real estate	34,197	-	-	34,197
Construction and land	5,478	-	-	5,478
Consumer	17	-	-	17
Home equity lines of credit	2,621	-	-	2,621
Residential real estate	14,396	-	-	14,396
Other Real Estate owned	750	-	-	750

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

The carrying amount and estimated fair values of financial instruments were as follows (in thousands):

	April 27, 2012
	Carrying	Fair
	Amount	Value
Financial assets:
Cash and cash equivalents	$21,704	$21,704
Consideration due from FDIC	25,553	25,553
Securities available for sale	11,318	11,318
Securities held to maturity	27,061	27,061
Stock in Federal Home Loan Bank	1,167	1,167
Loans	64,966	64,966
Loans held for sale	7,568	7,568
Accrued interest receivable	410	410
Financial liabilities:
Deposits:
Demand deposits	12,361	12,361
Money market and savings accounts	20,515	20,515
Certificates of deposit	107,608	107,608
FHLB advances	16,738	16,738
Accrued interest payable	133	133

Cash and cash equivalents
These items are liquid and short-term in nature.  The contractual amounts of these acquired assets approximate their fair values.

FDIC Receivable
The FDIC receivable is the cash portion of the consideration to be received from the FDIC in connection with the Acquisition.  There are no limits, conditions or other variables affecting the availability of this FDIC receivable.

Investment Securities and Federal Home Loan Bank Stock
The fair value for securities available-for-sale was based on observable market information obtained from an independent pricing service at the individual security level as of the acquisition date.  The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its cost basis.

Loans and Loans Held for Sale
At the April 27, 2012 acquisition date, we estimated the fair value of the HarVest loan portfolio at $72.5 million.  The portfolio was divided into three segments and each segment was valued separately.  The three segments were (a) credit impaired loans that were subsequently sold, (b) credit impaired loans that Sonabank retained, and (c) other loans that represent the performing portion of the loan portfolio.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

For credit impaired loans that were subsequently sold, the quoted price from an independent third party, Garrison, was used to establish the fair value of such loans as of the acquisition date.  At the time we performed our due diligence on the Acquisition, an agreement was executed with Garrison to sell nonperforming loans and other real estate owned, or OREO.  The Garrison bid and subsequent sale price was used to establish the fair value of both nonperforming loans and OREO at the acquisition date, though SNBV did not actually sell the OREO.  Loans for which management had the intent to sell at the acquisition date are classified as loans held for sale.  Loans classified as held for sale are accounted for at the lower of cost or market.

Factors considered in estimating the fair value of the credit impaired retained loans included the most recent appraisal information, credit worthiness of the borrower, historical payment performances, participations agreements, existing collateral, liquidation expenses, and other information.  The amount by which the cost basis for the loans exceeded the appraised value totaled $3.4 million.

Other loans were aggregated into pools based on loan type and risk characteristics and recorded at estimated fair value measured as the present value of all cash flows expected to be received discounted at an appropriately risk-weighted discount rate.  The present value calculations were performed with the assistance of a third-party valuation consultant.  The excess of contractual cash flows expected to be received in excess of the estimated fair value of the other loans is recorded as accretable yield, and is recognized as interest income on a level-yield basis over the expected life of the loans.  The accretable discount for the other loans was $4.4 million.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults and the loss severity of defaults.  For performing loans, discount rates ranged from 5.10% to 7.75%, monthly prepayment speeds ranged from 0.00% to 1.49%, and default rates ranged from 0.74% to 3.48%.  Other factors considered in determining the fair value of acquired loans included loan level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates.

Other real estate owned
OREO is presented at its estimated fair value less estimated costs to sell. The fair values were based on a purchase bid from an independent third party, Garrison. The discount rate averaged 83.6% of the cost basis acquired.

Core deposit intangible
The estimated fair value of the core deposit intangible assets was based on an independent valuation prepared by a qualified third party.  In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships.  Discount rates were based on the 20-year risk-free interest rates, and included other considerations such as net maintenance costs, cost of funds, alternative costs of funds and projected runoff by account type. Based on this valuation, the core deposit intangible asset will be amortized on a straight-line basis over its estimated life, which was determined to be 6 years.  The effect of future amortization of the intangible on results of operations, liquidity and capital resources is minor.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

Deposits
The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date.  On April 27, 2012, HarVest time deposit contracts were terminated and available for withdrawal without penalty.  The interest rates on any time deposit not withdrawn at that time were re-priced to reflect current market rates as indicated by the Sonabank then posted rates.

FHLB advances
The fair values for FHLB advances are estimated using the prepayment penalty paid to retire the debt.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed.  Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the Acquisition.  Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values.  Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

NOTE 2 – FDIC-ASSISTED ACQUISITION

The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the April 27, 2012 acquisition date. The application of the acquisition method of accounting is expected to result in the recognition of a bargain purchase gain of $3.5 million before tax and $2.3 million after tax in SNBV’s consolidated statement of income and comprehensive income for the quarter ended June 30, 2012. Such bargain purchase gain is equal to the amount by which the fair value of the net assets acquired exceeded the consideration transferred. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the bargain purchase gain follows:

April 27, 2012
(in thousands)
Harvest cost basis net assets acquired on April 27, 2012	$1,538
Consideration due from the FDIC	25,553
Fair value adjustments:
Loans	(7,731)
Loans held for sale	(11,255)
Other real estate owned	(3,812)
Core deposit intangible	179
FHLB advances	(988)
Pre tax gain from HarVest acquisition	$3,484

Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the Acquisition as shown in the above table, net assets of $1.5 million were transferred to us and the FDIC paid us $25.3 million in May 2012 with the remainder due at an undetermined future date.

NOTE 3 –INVESTMENT SECURITIES

We acquired in the Acquisition an estimated fair market value at April 27, 2012 of $38.4 million of securities. We subsequently sold $11.3 million of those securities (callable agency securities and long-term mortgage-backed securities) at a net loss of $6 thousand, and we retained $27.1 million of mortgage-backed securities and collateralized mortgage obligations.

The following table presents the composition of the investment securities portfolio acquired at April 27, 2012 (in thousands):

	Par Value	Fair Value
Residential government-sponsored mortgage-
backed securities	$24,208	$25,316
Residential government-sponsored collateralized
mortgage obligations	5,967	6,032
Government-sponsored agency securities	7,000	7,031
Total investment securities	$37,175	$38,379

The fair value of the securities is shown by expected maturity. There was $8.2 million of the fair value amount pledged with the FHLB as collateral against advances. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

Fair Value
(in thousands)
Maturity
One to five years	$2,010
Five to ten years	5,021
Mortgage-backed securities and collateralized mortgage obligations	31,348
Total	$38,379

NOTE 4 – LOANS

The composition of loans at April 27, 2012 follows (in thousands):

	Credit Impaired Loans
	Held for Sale	Retained	Other Loans	Total Loans
Commercial & industrial	$2,252	$391	$8,871	$11,514
Commercial real estate	7,879	497	35,172	43,548
Construction and land	2,995	1,795	5,281	10,071
Consumer	-	82	17	99
Home equity lines of credit	-	1,577	2,780	4,357
Residential real estate(1)	5,697	951	15,283	21,931
Total discount (resulting from acquisition date fair value adjustments)	(11,255)	(3,355)	(4,376)	(18,986)
Net loans (at fair value)	$7,568	$1,938	$63,028	$72,534

Weighted average remaining contractual life in years			11.3

(1)Includes $1.1 million of multifamily loans.

The fair value of the credit impaired loans that were subsequently sold was based on the sales price of these loans to an independent third party (Garrison) in the amount of $7.6 million.  This loan sale transaction closed on May10, 2012.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

Credit impaired retained loans are those for which management determined it probable that the Company would be unable to collect all contractual payments due because these loans were non-performing at the date of acquisition. These loans were recorded at estimated fair value which was based on the appraised value of the underlying collateral and other inputs and assumptions as these loans are collateral dependent.   The difference between total contractually required payments on credit impaired retained loans and the cash flows expected to be received based on the appraised value of the underlying collateral is considered a non-accretable discount.

Other loans were aggregated into pools based on loan type and risk characteristics and recorded at estimated fair value measured as the present value of all cash flows expected to be received discounted at an appropriately risk-weighted discount rate.  The present value calculations were performed with the assistance of a third-party valuation consultant.  The excess of contractual cash flows expected to be received in excess of the estimated fair value of the other loans is recorded as accretable yield, and is recognized as interest income on a level-yield basis over the expected life of the loans.  The accretable discount for the other loans was $4.4 million.

The Bank is required to develop reasonable expectations about the timing and amount of cash flows to be collected related to the acquired loans and to continue to update estimates of cash flows expected to be collected over the lives of the loans.  Loan performance will be reviewed quarterly to determine whether any significant changes have occurred in expected cash flows. If it is probable that the Bank will be unable to collect all the cash flows expected from a loan or pool at acquisition plus additional cash flows expected to be collected arising from changes in estimates after acquisition, the loan or pool is considered impaired and a valuation allowance is established by a charge to the provision for loan losses.

If there is a significant increase in cash flows expected to be collected with respect to a credit impaired retained loan or if actual cash flows significantly exceed cash flows previously expected, the Bank first reduces any valuation allowance previously established by the increase in the present value of cash flows expected to be collected, then recalculates the amount of accretable yield for the loan. The adjustment of accretable yield due to an increase in expected cash flows is accounted for as a change in estimate. The additional cash flows expected to be collected are transferred from non-accretable discount to accretable yield and the amount of periodic accretion is adjusted accordingly over the remaining life of the loan or pool.

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

NOTE 5 – DEPOSITS

Deposits assumed are composed of the following at April 27, 2012 (in thousands):

Amount
Noninterest-bearing deposits	$9,860
Interest-bearing deposits:
Savings accounts	1,446
Money market accounts	19,069
NOW accounts	2,501
Time deposits	107,608
Total deposits (at fair value)	$140,484

Time deposits of $100 thousand or more totaled $7.9 million, and brokered deposits totaled $153 thousand at April 27, 2012.

At April 27, 2012, scheduled maturities of time deposits were as follows (in thousands):

Amount
11 months or less	$3,326
Over 11 months through 23 months	58,087
Over 23 months through 35 months	30,237
Over 35 months through 47 months	7,456
Over 47 months through 59 months	2,960
Thereafter	5,542
$107,608

NOTES TO THE STATEMENT OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED BY SONABANK

NOTE 6 – INTANGIBLE ASSETS

The estimated fair value of the core deposit intangible assets in the amount of $179 thousand was based on an independent valuation prepared by a qualified third party.  In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships.  Based on this valuation, the core deposit intangible asset will be amortized on a straight-line basis over its estimated life, which was determined to be 6 years. The estimated amortization expense follows (in thousands):

Estimated
Amortization
Expense
2012	$29
2013	45
2014	45
2015	45
2016	15
Thereafter	0
$179

NOTE 7 – BORROWINGS

The FHLB advances acquired at April 27, 2012, consisted of convertible callable advances with a fair value of $11.5 million and a fixed-rate advance with a fair value of $5.2 million.  The convertible advances had maturities ranging from November 2012 through July 2017 and a weighted average interest rate of 4.06%. The fixed rate advance had an interest rate of 0.35% and a maturity of July 2012. We repaid the convertible advances on May 2, 2012.

NOTE 8 – DEFERRED INCOME TAXES

For income tax purposes, the Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.  We did not acquire or assume any of the tax attributes of HarVest’s assets and liabilities.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date.  We have evaluated events and transactions occurring subsequent to April 27, 2012, through July 13, 2012, the date of filing of this report.  Such evaluation resulted in no adjustments to the accompanying financial statement.